EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT

Entity	Type
Danika Limited	Cyprus
EPAM Corporate Information Systems	Belarus
EPAM Solutions (Novaya Vest Moscow), Ltd.	Russia
EPAM Solutions, LLC	Ukraine
EPAM Systems ApS	Denmark
EPAM Systems Canada, Ltd.	Canada
EPAM Systems (Cyprus) Limited	Cyprus
EPAM Systems GmbH	Germany
EPAM Systems (Switzerland) GmbH	Switzerland
EPAM Systems Kft	Hungary
EPAM Systems, LLC	New Jersey LLC USA
EPAM Systems Ltd.	U.K.
EPAM Systems Nordic AB	Sweden
EPAM Systems OOO	Russia
EPAM Systems OOO	Ukraine
EPAM Systems FLLC	Belarus
EPAM Systems (Poland) sp. z o.o.	Poland
EPAM Systems PTE Ltd.	Singapore
EPAM Systems SARL	Luxembourg
EPAM Systems SRL	Moldova
TOO EPAM Kazakhstan	Kazakhstan
Vested Development, Inc.	Delaware Corp. USA
EPAM Systems (Hong Kong) Limited	Hong Kong
EPAM Systems Netherlands B.V.	Netherlands
EPAM Systems Netherlands B.V.	Italy - branch of Netherlands
EPAM Systems Belgium	Belgium - branch of Netherlands
EPAM Systems (Australia) Pty. Ltd.	Australia
EPAM Systems Bulgaria EOOD	Bulgaria
EPAM Sistemos	Lithuania
EPAM Systems (Czech Republic) s.r.o.	Czech Republic
EPAM Systems	Romania
EPAM Systems (Asia) Limited	Hong Kong
EPAM Systems (Shenzhen) Co. Ltd.	China
J8 Corp	British Virgin Islands
Jointech Software Pte. Ltd.	Singapore
EPAM Systems	Armenia
EPAM Systems (Ireland) Limited	Ireland
Great Fridays Limited	U.K.
Great Fridays Inc.	Delaware Corp USA
EPAM Systems (Malaysia) S.D.N.B.H.D.	Malaysia
EPAM Systems (Mexico) SrL	Mexico
EPAM Systems Austria GmbH	Austria
Navigation Arts, Inc.	Delaware Corp USA
Navigation Arts LLC	Delaware LLC USA

EPAM Systems Spain SL	Spain
Alliance Consulting Global Holdings, Inc.	Delaware Corp USA
Alliance Global Services, Inc.	Delaware Corp USA
Alliance Global Services, LLC	Delaware LLC USA
EPAM Systems India Private Limited	India
EPAM Systems (Suzhou) Co., Ltd.	China
Shanghai Tang Rui Software Co., Ltd.	China
Guangzhou Dextrys Software Co., Ltd.	China
EPAM Systems Philippines	Philippines
EPAM Systems FZ-LLC EPAM Systems FZ-LLC	UAE UAE - non-free zone branch office
EPAM Consulting BV	Netherlands
Continuum Innovation LLC	Delaware LLC USA
Continuum LLC	Massachusetts LLC USA
Continuum SrL	Italy
Design Continuum	China
Continuum Korea (South Korea)	South Korea
EPAM Systems Japan G.K.	Japan
Think Limited	U.K.